Exhibit 4.1

AMENDMENT NO. 4

TO CREDIT AGREEMENT

AMENDMENT NO. 4 TO CREDIT AGREEMENT dated as of June 30, 2010 (this “Amendment”) among RADIANT SYSTEMS, INC., a Georgia corporation (the “Borrower”), each of the Lenders that is a signatory hereto and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of January 2, 2008 (as heretofore amended, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders are willing to so amend such provisions on the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement, as amended hereby, has the meaning assigned to such term in the Credit Agreement, as amended hereby.

SECTION 2. Amendments to Section 1.01 of the Credit Agreement.

(a)        Section 1.01 of the Credit Agreement is hereby amended to add the following definitions in the appropriate alphabetical location:

““Beta” means Beta Payments, LLC, a Florida limited liability company.”

““Century” means Century Payments, Inc., a Delaware corporation.”

““Century Agreement” means that certain Amended and Restated Outsourced Sales Agreement dated as of June 30, 2010, by and among Beta, Century, Robert Wechsler, an individual residing in the State of Texas, RPS and the Borrower, as in effect on the Fourth Amendment Effective Date and as such Century Agreement may be amended from time to time by amendments that are not adverse to the Lenders.”

““Century Note” means that certain Promissory Note dated as of June 30, 2010, made by Century and Beta, payable to the order of RPS, in the face amount of approximately $9,000,000, as in effect on the Fourth Amendment Effective Date and as such Century Note may be amended from time to time by amendments that are not adverse to the Lenders.”

““Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.”

““Fourth Amendment Effective Date” means June 30, 2010.”

““RPS” means Radiant Payment Services, LLC, a Georgia limited liability company.”

(b)        The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

““Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for purposes of this definition, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or any successor or substitute page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.”

““LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.”

““Obligations” means all unpaid principal of and accrued and unpaid interest (including interest which accrues during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent, the Swingline Lender, any Issuing Bank or any indemnified party arising under the Loan Documents.”

SECTION 3. Amendment to Section 2.10(d) of the Credit Agreement. Section 2.10(d) of the Credit Agreement is hereby amended by replacing the reference to “Section 6.05(j)” contained in the first sentence thereof with a reference to “Section 6.05(m)”.

SECTION 4. Amendment to Section 2.18(b) of Credit Agreement. Section 2.18(b) of the Credit Agreement is hereby amended by replacing the phrase “or if any Lender defaults in its obligations to fund Loans hereunder” contained in the third and fourth lines thereof with the phrase “or if any Lender becomes a Defaulting Lender”.

SECTION 5. Amendment to Article II of the Credit Agreement. Article II of the Credit Agreement is amended to add the following Section 2.20 thereto:

“SECTION 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) if any Swingline Exposure or LC Exposure exists at the time a Lender is a Defaulting Lender, the Borrower shall, within one Business Day following written notice thereof by the Administrative Agent, (i) prepay such Swingline Exposure or, if agreed by the Swingline Lender, cash collateralize the Swingline Exposure of such Defaulting Lender on terms satisfactory to the Swingline Lender for so long as such Swingline Exposure is outstanding and (ii) cash collateralize such Defaulting Lender’s LC Exposure in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding; and

(b) the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit unless it is satisfied that cash collateral will be provided by the Borrower in accordance with Section 2.20(a).”

SECTION 6. Amendments to Section 6.04 of the Credit Agreement. Section 6.04 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (l) thereof, (ii) renumbering clause (m) thereof as clause (n) and (iii) inserting a new clause (m) to read in its entirety as follows:

“(m) loans or other advances made by RPS to Century and Beta for the purpose of financing a portion of the transaction consideration payable by Century and Beta pursuant to the Century Agreement, as evidenced by the Century Note; provided that the maturity date of such loans or advances shall be on or before the date that is two years after the date of the Century Note; and”

SECTION 7. Amendments to Section 6.05 of the Credit Agreement. Section 6.05 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (k) thereof, (ii) renumbering clause (l) thereof as clause (m), (iii) replacing the phrase “this paragraph (j)” contained in the renumbered clause (m) thereof with the phrase “this paragraph (m)”, (iv) replacing the phrase “paragraph (i) or (j) above” contained in the final proviso thereto with the phrase “paragraph (i) or (m) thereof”, and (v) inserting a new clause (l) that reads as follows:

            “(l) the following Dispositions under, or provided for under, the Century Agreement: (i) the granting by RPS to Century and Beta of rights and licenses to use certain trademarks, (ii) the granting by the Borrower to Century and Beta of rights and licenses to use certain software, (iii) increases in the percentage of Gross Margin (as defined in the Century Agreement) payable to Century and/or Beta for Legacy Sites (as defined in the Century Agreement) and (iv) transfers of rights under the Radiant MSP Agreement (as defined in the Century Agreement) to Century and/or Beta; and”

SECTION 8. Representations. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants that, after giving effect to each of the amendments set forth in this Amendment:

(i) the representations and warranties of the Borrower and each other Loan Party contained in Article III of the Credit Agreement or in any other Loan Document are true and correct on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date;

(ii) no Default has occurred and is continuing; and

(iii) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability.

SECTION 9. Effectiveness. This Amendment shall become effective as of the date hereof on the date when the following conditions are met:

(a) the Administrative Agent shall have received (a) counterparts of this Amendment that, when taken together, bear the signatures of (i) the Borrower and (ii) the Required Lenders and (ii) counterparts of the Consent and Agreement attached to this Amendment that, when taken together, bear the signatures of each of the Guarantors;

(b) the Administrative Agent shall have received a copy of that certain Amended and Restated Outsourced Sales Agreement dated as of June 30, 2010, by and among Beta Payments, LLC, a Florida limited liability company (“Beta”), Century Payments, Inc., a Delaware corporation (“Century”), Robert Wechsler, an individual residing in the State of Texas, Radiant Payment Services, LLC, a Georgia limited liability company (“RPS”), and the Borrower, in form and substance acceptable to the Administrative Agent, executed by each party thereto;

(c) the Administrative Agent shall have received a copy of that certain Promissory Note dated as of June 30, 2010 by Century and Beta in favor of RPS, in form and substance acceptable to the Administrative Agent, executed by each party thereto; and

(d) the Administrative Agent shall have received payment of all fees and other amounts due and payable on or prior to the Fourth Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to the Credit Agreement.

SECTION 10. Effect of Amendment. From and after the effectiveness of this Amendment, each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall refer to the Credit Agreement, as amended hereby. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders under the Credit Agreement or under any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 11. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 12. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 13. Headings. Section headings are for convenience of reference only, and are not part of, and are not to be taken into consideration in interpreting, this Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

RADIANT SYSTEMS, INC.,

  a Georgia corporation, as Borrower

By: /s/ Mark E. Haidet
Name:	Mark E. Haidet
Title:	Chief Financial Officer & Secretary

JPMORGAN CHASE BANK, N.A.,

    as Administrative Agent and a Lender

By: /s/ Antie B. Focke
Name:	Antie B. Focke
Title:	Vice President

WACHOVIA BANK,

NATIONAL ASSOCIATION,

  as a Lender

By: /s/ Brian L. Martin
Name:	Brian L. Martin
Title:	Senior Vice President

SUNTRUST BANK,

  as a Lender

By: /s/ David A. Bennett
Name:	David A. Bennett
Title:	Vice President

BANK OF AMERICA, N.A.,

  as a Lender

By: /s/ Ethan Grossman
Name:	Ethan Grossman
Title:	Assistant Vice President

COMPASS BANK

  as a Lender

By: /s/ W. Brad Davis
Name:	W. Brad Davis
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT NO. 4 TO CREDIT AGREEMENT

Consent and Agreement to

Amendment No. 4 to Credit Agreement

June 30, 2010

Reference is made to the Credit Agreement dated as of January 2, 2008 among Radiant Systems, Inc. a Georgia corporation (the “Borrower”), the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), as the same has been amended or otherwise modified by (i) Amendment No. 1 to Credit Agreement dated as of June 30, 2008 by and among Borrower, the Lenders party thereto and the Administrative Agent (“Amendment No. 1”), (ii) Amendment No. 2 to Credit Agreement dated as of July 31, 2008 by and among Borrower, the Lenders party thereto and the Administrative Agent (“Amendment No. 2”), (iii) Amendment No. 3 to Credit Agreement dated as of February 17, 2009 by and among Borrower, the Lenders party thereto and the Administrative Agent (“Amendment No. 3”) and (iv) Amendment No. 4 to Credit Agreement dated as of the date hereof by and among Borrower, the lenders party thereto and the Administrative Agent (“Amendment No. 4”) (such Credit Agreement, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 and as further amended, restated or otherwise modified from time to time, the “Credit Agreement”).

Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Each of the undersigned Guarantors hereby (a) consents to the provisions of Amendment No. 4 and the transactions contemplated by Amendment No. 4, (b) ratifies, confirms and acknowledges that such Guarantor’s obligations under the Guaranty Agreement are, after giving effect to Amendment No. 4, in full force and effect and that such Guarantor continues to absolutely, unconditionally and irrevocably guarantee the full and punctual payment and performance when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise, of all of the Guaranteed Obligations (as defined in the Guaranty Agreement), as such Guaranteed Obligations may be increased at any time or from time to time after Amendment No. 4 becomes effective pursuant to the Borrower’s exercise of its rights under Section 2.19 of the Credit Agreement, and (c) agrees that its obligations and covenants under the Loan Documents are unimpaired hereby and shall remain in full force and effect.

Guarantors:

RADIANT PAYMENT SERVICES, LLC

  as Guarantor

By: /s/ Mark E. Haidet
Name:	Mark E. Haidet
Title:	Secretary & Treasurer

RETAILENTERPRISE, LLC

  as Guarantor

By: /s/ Mark E. Haidet
Name:	Mark E. Haidet
Title:	Secretary & Treasurer

ESTORELINK.COM, INC.

  as Guarantor

By: /s/ Mark E. Haidet
Name:	Mark E. Haidet
Title:	Secretary & Treasurer

RADIANT SYSTEMS INTERNATIONAL, INC.

  as Guarantor

By: /s/ Mark E. Haidet
Name:	Mark E. Haidet
Title:	Secretary & Treasurer

RADIANT SYSTEMS CENTRAL EUROPE, INC.

  as Guarantor

By: /s/ Mark E. Haidet
Name:	Mark E. Haidet
Title:	Secretary & Treasurer

CONSENT AND AGREEMENT TO AMENDMENT NO. 4 TO CREDIT AGREEMENT